EXHIBIT 99.1

For Immediate Release

For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
Fourth Quarter and Year End 2013 Results and
a New Stock Repurchase Program

New York, NY, February 24, 2014......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and for the year ended December 31, 2013.

Consolidated net sales for the fourth quarter of 2013 were $218.7 million, compared to consolidated net sales of $192.4 million during the comparable quarter in 2012. Earnings from continuing operations for the fourth quarter of 2013 were $9.4 million or 40 cents per diluted share, compared to $6.3 million or 27 cents per diluted share in the fourth quarter of 2012. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the fourth quarter of 2013 were $9.7 million or 42 cents, compared to $6.5 million or 28 cents per diluted share in the fourth quarter of 2012.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for 2013 were $983.7 million, compared to consolidated net sales of $948.9 million in 2012.  Earnings from continuing operations for 2013 were $53 million or $2.28 per diluted share, compared to $43 million or $1.86 per diluted share in 2012.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for 2013 and 2012 were $54.1 million or $2.32 per diluted share and $42.3 million or $1.83 per diluted share, respectively.

Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are very pleased with our results for 2013. We set company records for both sales and profit, despite a disappointing year in Temperature Control, primarily the result of a mild summer season. For the year, sales increased 3.7% and earnings per share, excluding special items, were up 27%, from $1.83 to $2.32.

“For the fourth quarter, sales grew 13.7% over the prior year and earnings per share, excluding special items, were up 50%, from 28 cents to 42 cents. The fourth quarter figures were enhanced by certain Engine Management customers broadening their product lines for their commercial business. We continue to forecast annual growth in the low to mid single digit range.

“Our Engine Management division had an excellent year. Sales were up 6.9%, above industry growth averages, and gross margin improved from 28.2% to 30.7%. Temperature Control sales were down for the year, for reasons stated above, even with the benefit of the CompressorWorks acquisition for the full 12 months in 2013, vs. only eight months in 2012.

“Much of the Company’s profit improvement resulted from an increase in gross margin. As we had said in prior releases, we are seeing the continuing benefits of our efforts over the last several years – manufacturing parts we formerly purchased, integrating recent acquisitions, expanding our production in low cost areas, and improved sourcing.

“Cash flow continued strong. During the year we reduced total debt by $19 million, from $40.6 million to $21.5 million. In addition, during 2013 we invested roughly $20 million in acquisitions and company share repurchases.

“In January we announced the acquisition of the assets of Pensacola Fuel Injection for $12.2 million. The company re-manufactures a wide range of diesel injectors, diesel pumps, and turbo chargers. PFI was our primary supplier for these parts. We plan to relocate the operation to our facility in Grapevine, Texas by the end of the second quarter. This will result in cost savings in the product line, and we will now be a basic manufacturer in this important and growing product area. The current owners of PFI will retain the retail segment of this business.”

The Board of Directors has authorized the purchase of up to an additional $10 million of its common stock under a stock repurchase program. This increase is in addition to the completed $6 million repurchase program authorized by the Board in February 2013. Stock will be purchased from time to time, in the open market or through private transactions, as market conditions warrant. The Company intends to fund the stock repurchase program through its revolving credit facility. The stock repurchase program may be suspended or discontinued at any time. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes, including funding existing equity compensation plans.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Monday, February 24, 2014.  The dial-in number is 866-952-1907 (domestic) or 785-424-1826 (international). The playback number is 800-757-4761(domestic) or 402-220-7215 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
NET SALES	$218,708	$192,355	$983,704	$948,916

COST OF SALES	151,959	134,388	693,250	689,247

GROSS PROFIT	66,749	57,967	290,454	259,669

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	50,443	45,173	201,256	187,495
RESTRUCTURING AND INTEGRATION EXPENSES	826	658	3,357	1,437
OTHER INCOME , NET	256	240	1,022	694

OPERATING INCOME	15,736	12,376	86,863	71,431

OTHER NON-OPERATING INCOME (EXPENSE), NET	28	(630)	1	(696)

INTEREST EXPENSE	281	531	1,902	2,788

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	15,483	11,215	84,962	67,947

PROVISION FOR INCOME TAXES	6,092	4,905	31,919	24,978

EARNINGS FROM CONTINUING OPERATIONS	9,391	6,310	53,043	42,969

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(455)	(395)	(1,593)	(1,616)

NET EARNINGS	$8,936	$5,915	$51,450	$41,353

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.41	$0.28	$2.31	$1.88
DISCONTINUED OPERATION	(0.02)	(0.02)	(0.07)	(0.07)
NET EARNINGS PER COMMON SHARE - BASIC	$0.39	$0.26	$2.24	$1.81

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.40	$0.27	$2.28	$1.86
DISCONTINUED OPERATION	(0.02)	(0.01)	(0.07)	(0.07)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.38	$0.26	$2.21	$1.79

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	23,061,533	22,817,551	22,974,690	22,812,077
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,366,587	23,075,586	23,270,067	23,050,340

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	DECEMBER 31,				DECEMBER 31,
	2013		2012		2013		2012
	(unaudited)				(unaudited)
Revenues
Engine Management	$175,747		$153,657		$711,245		$665,105
Temperature Control	38,309		35,248		262,537		268,804
All Other	4,652		3,450		9,922		15,007
	$218,708		$192,355		$983,704		$948,916

Gross Margin
Engine Management	$55,546	31.6%	$47,221	30.7%	$218,294	30.7%	$187,776	28.2%
Temperature Control	6,326	16.5%	6,979	19.8%	58,150	22.1%	58,583	21.8%
All Other	4,877		3,767		14,010		13,310
	$66,749	30.5%	$57,967	30.1%	$290,454	29.5%	$259,669	27.4%

Selling, General & Administrative
Engine Management	$31,273	17.8%	$28,956	18.8%	$121,578	17.1%	$116,157	17.5%
Temperature Control	10,078	26.3%	8,832	25.1%	47,845	18.2%	43,537	16.2%
All Other	9,092		7,385		31,833		27,801
	$50,443	23.1%	$45,173	23.5%	$201,256	20.5%	$187,495	19.8%

Operating Profit
Engine Management	$24,273	13.8%	$18,265	11.9%	$96,716	13.6%	$71,619	10.8%
Temperature Control	(3,752)	-9.8%	(1,853)	-5.3%	10,305	3.9%	15,046	5.6%
All Other	(4,215)		(3,618)		(17,823)		(14,491)
	16,306	7.5%	12,794	6.7%	89,198	9.1%	72,174	7.6%
Restructuring & Integration	(826)	-0.4%	(658)	-0.3%	(3,357)	-0.3%	(1,437)	-0.2%
Other Income, Net	256	0.1%	240	0.1%	1,022	0.1%	694	0.1%
	$15,736	7.2%	$12,376	6.4%	$86,863	8.8%	$71,431	7.5%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$9,391	$6,310	$53,043	$42,969

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	495	395	2,014	862
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(374)	(774)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(157)	(629)	(772)
NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$9,729	$6,548	$54,054	$42,285

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.40	$0.27	$2.28	$1.86

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	0.02	0.02	0.09	0.03
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	-	-	(0.02)	(0.03)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	-	(0.01)	(0.03)	(0.03)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.42	$0.28	$2.32	$1.83

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS  AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2013	2012
	(Unaudited)

ASSETS

CASH	$5,559	$13,074

ACCOUNTS RECEIVABLE, GROSS	132,170	104,689
ALLOWANCE FOR DOUBTFUL ACCOUNTS	6,969	6,124
ACCOUNTS RECEIVABLE, NET	125,201	98,565

INVENTORIES	269,447	267,468
OTHER CURRENT ASSETS	45,870	39,446

TOTAL CURRENT ASSETS	446,077	418,553

PROPERTY, PLANT AND EQUIPMENT, NET	63,646	64,422
GOODWILL AND OTHER INTANGIBLES, NET	72,866	72,373
OTHER ASSETS	32,934	21,246

TOTAL ASSETS	$615,523	$576,594

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$21,406	$40,453
CURRENT PORTION OF LONG TERM DEBT	59	120
ACCOUNTS PAYABLE	71,469	62,283
ACCRUED CUSTOMER RETURNS	31,464	29,033
OTHER CURRENT LIABILITIES	95,918	90,283

TOTAL CURRENT LIABILITIES	220,316	222,172

LONG-TERM DEBT	16	75
ACCRUED ASBESTOS LIABILITIES	23,919	25,110
OTHER LIABILITIES	21,840	21,650

TOTAL LIABILITIES	266,091	269,007

TOTAL STOCKHOLDERS' EQUITY	349,432	307,587

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$615,523	$576,594

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	TWELVE MONTHS ENDED
	DECEMBER 31,
	2013	2012
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
NET EARNINGS	$51,450	$41,353
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	17,595	16,466
OTHER	12,773	17,231
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(27,278)	15,393
INVENTORY	(6,094)	(1,556)
ACCOUNTS PAYABLE	12,497	3,287
OTHER	(3,327)	1,386
NET CASH PROVIDED BY OPERATING ACTIVTIES	57,616	93,560

CASH FLOWS FROM INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(11,410)	(11,811)
ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(12,760)	(38,594)
OTHER INVESTING ACTIVITIES	(592)	493
NET CASH USED IN INVESTING ACTIVITIES	(24,762)	(49,912)

CASH FLOWS FROM FINANCING ACTIVITIES
NET CHANGE IN DEBT	(19,166)	(32,652)
PURCHASE OF TREASURY STOCK	(6,864)	(4,999)
DIVIDENDS PAID	(10,107)	(8,215)
OTHER FINANCING ACTIVITIES	(3,158)	3,079
NET CASH USED IN FINANCING ACTIVITIES	(39,295)	(42,787)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,074)	1,342
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(7,515)	2,203
CASH AND CASH EQUIVALENTS at beginning of year	13,074	10,871
CASH AND CASH EQUIVALENTS at end of year	$5,559	$13,074